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                                                                  Exhibit 10.3
                                 EMPLOYMENT AGREEMENT



THIS AGREEMENT, made and entered into this ____ day of April, 1996 by and between DSP Semiconductors Ltd., of Givat Shmuel, a company existing under the laws of the State of Israel (hereinafter the "Company"), and Eli Ayalon of 4 Remez Street, Kiryat Tivon 36000, Israel (hereinafter "Ayalon"), effective as of the 22nd day of April, 1996 (the "Effective Date").

                                       RECITAL

The Company agreed to employ Ayalon as President and Chief Executive Officer, in the framework of which Ayalon shall serve as President and CEO of its US parent company, DSP Group, Inc., and Ayalon agrees to such employment, on the terms and subject to the conditions set forth herein.

                                      AGREEMENT

NOW, THEREFORE, the parties hereto hereby agree as follows:

1.  EMPLOYMENT DUTIES

1.1 AYALON'S DUTIES

    1.1.1. Ayalon shall perform the responsibilities of the President and Chief Executive Officer of the Company, as well as those as President and CEO of its US parent company, DSP Group, Inc., and any responsibilities incidental thereto, all such, as stated, to be commensurate with his background, education, experience and professional standing. Ayalon shall devote his full productive time, attention, energy, and skill to the business of the Company during the Employment Term set forth below. Ayalon shall not become engaged in any other occupation whether for compensation or not while employed hereunder, without the express written consent of the Company's Board of Directors.

    1.1.2 Ayalon acknowledges that his employment with the Company will require frequent travel spanning extended periods outside Israel. Furthermore, Ayalon agrees to extensive world-wide travel under his employment with the Company.

    1.1.3 Ayalon understands and acknowledges that as his position is a senior managerial position in substance, as defined in the Work and Rest Hours Law, 1951, and requires a high level of trust, the provisions of said law shall not apply to Ayalon and Ayalon agrees that he may be required to work beyond the regular working hours of the Company, for no additional compensation other than as specified in this Agreement.

    1.1.4 Ayalon agrees and undertakes throughout the Employment Term not to receive any payment, compensation or any other benefit from any third party


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              directly or indirectly related to his employment hereunder or to the Company or its parent company, DSP Group, Inc.

    1.1.5 Ayalon agrees and undertakes not to perform any act or to omit to perform any act which may breach his fiduciary duty to the Company or its parent company, DSP Group, Inc. or which may place him in a position of conflict of interest with the objectives of the Company or its parent company, as the case may be. In addition, Ayalon agrees and undertakes to promptly inform the Company and its parent company, DSP group, Inc., of any such matter which may place him in such a situation of potential conflict of interest.
    1.1.6 Ayalon agrees that, to the extent that Ayalon shall be elected to serve as a director on the Board of the Company or of DSP Group, Inc., he will receive no additional compensation for said acting as a director of either said company.
2.  TERM

    This Employment Agreement commenced as of the Effective Date and shall continue indefinitely, unless sooner terminated under the terms of this Agreement. As used herein, the term "Employment Term" refers to the entire period of employment of Ayalon under this Agreement, beginning April 22, 1996.

3.  COMPENSATION

    Ayalon shall be compensated as follows:

3.1 FIXED SALARY

    3.1.1. Ayalon shall receive a fixed monthly Gross Salary of NIS 47,000 (the "Gross Salary"), payable on a monthly basis. The Gross Salary shall be adjusted monthly to the Consumer Price Index (the "Index"). The Gross Salary shall be adjusted to the monthly increase of the last published Index, in comparison to the last published Index known at the time of execution of this Agreement.

    3.1.2 It is hereby agreed by the parties that the Gross Salary adjustments according to the Index, shall be deemed to include any adjustments for Cost of Living Increase ("Tosefet Yoker") that apply to Ayalon as an employee, unless such adjustment to the Cost of Living Increase shall be higher than the adjustment to the last published Index in any given month, in which case the Index adjustments shall be in respect of the Tosefet Yoker alone.


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    3.2  BONUS

         During the Employment Term, Ayalon shall be entitled to receive an annual bonus, at the sole discretion of the Board of Directors.

    3.3  VACATION

         Ayalon shall accrue paid vacation at the rate of 26 business days for each twelve (12) months of employment. Ayalon may not accumulate his vacation days for more than thirty-six (36) months of employment.

    3.4  SICK LEAVE

         Ayalon shall accrue sick leave at the rate of up to 30 days for each twelve (12) months of employment and subject to Ayalon producing medical certificates as shall be required by the Company. Such sick days may be accumulated to up to 180 days, but Ayalon shall not be entitled to receive any remuneration in respect of any such days that are not actually used. Any payment received by Ayalon from the Manager's Insurance under disability payments shall be set off from the Gross Salary, and Ayalon hereby irrevocably waive any claim or demend in relation to such deducion including any claim or demand or suit that such dedution has worsened in any way his terms of employment.

    3.5  BENEFITS

         3.5.1 During the term of Ayalon's employment, Ayalon shall be entitled to Manager's Insurance (Bituach Minhalim) in an amount equal to 15.83% of the Gross Salary, which shall be paid monthly to said Manager's Insurance Plan directly by the Company. The insurance shall be allocated as follows:
                   (i) 8.33% in respect of severance compensation, (ii) 5% in respect of pension and (iii) 2.5% of the Gross Salary in respect of disability. An additional 5% of the Gross Salary shall be deducted by the Company from the monthly payment of Ayalon's Salary as Ayalon's contribution to said Manager's Insurance.


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         3.5.2     The Manager's Insurance policy provided for Ayalon's benefit or shall be registered in Company's name. The contributions to the Manager's Insurance Policy shall be paid by the Company in lieu of any other legal obligation to make payments on account of severance or pension in respect of Ayalon's employment during the Employment Term. Should the provisions made for severance pay not cover the amount owed by the Company to Ayalon by law, then the Company shall pay Ayalon the difference, all in accordance with Israeli law. Ayalon's agreement to the last two sentences shall exempt the Company from the requirement to apply to the Minister of Labor and Welfare for an approval under Section 14 of the Severance Pay Law; however, should such application be deemed necessary, Ayalon's signature hereupon shall be deemed his consent to the Company's application in Ayalon's name in such matter.

         3.5.3 The sums accumulated in the Manager's Insurance policy shall be transferred to Ayalon upon termination of his employment hereunder, unless Ayalon has committed an act in breach of Ayalon's fiduciary duty towards the Company or its parent company, DSP Group, Inc., as determined solely by the Company.

         3.5.4 The Company shall provide and pay Ayalon Recreation Funds (Dmai Havra'ah) at the rate required by law and regulations.

         3.5.5 The Company shall contribute to a Continuing Education Fund chosen by it for the benefit of Ayalon in an amount equal to 7.5% of his Gross Salary per month subject to Ayalon's contribution of an additional 2.5% of his Gross Salary per month.

         3.5.6 The Company shall provide Ayalon with a car for use in connection with his employment and for personal reasonable use. The Company shall bear all expenses due to use and maintenance of the car, in the same fashion as is customary with the Company.

         3.5.7 The Company shall provide Ayalon with a telephone in his private residence solely for use in connection with his employment with the Company, and shall bear the expense of the telephone bills, subject to timely presentation of such bills by Ayalon to the Company.

         3.5.8 The Company shall provide at its expense a hotel room located in Tel-Aviv or its area, for an average of 2 days a week, subject to Company's approval. The hotel shall be selected by the Company, at its sole discretion.

         3.5.9 Within sixty (60) days of the date hereof, the Company shall provide Ayalon with directors and officers' liability insurance as is customary at the Company.

4.  EXPENSES

    The Company shall reimburse Ayalon for his normal and reasonable expenses incurred for travel, entertainment and similar items in promoting and carrying out the business of the Company in accordance with the Company's general policy, in effect from time to


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    time. As a condition of reimbursement, Ayalon agrees to provide the Company with copies of all available invoices and receipts, and otherwise account to the Company in sufficient detail to allow the Company to claim an income tax deduction for such paid item, if item is deductible. Reimbursement shall be made on a monthly, or more frequent, basis.

5.  COVENANT NOT TO COMPETE

    Ayalon agrees that during the Employment Term as President and Chief Executive Officer of the Company, he is and shall be in a position of special trust and confidence and will have access to confidential and proprietary information about the Company's business and plans. Ayalon agrees that he will not directly or indirectly, either as an employee, employer, consultant, agent, principal, partner, stockholder, corporate officer, director, or in any similar individual or representative capacity, engage or participate in any business and any future Company's business during the term of employment, including projects under consideration by the Company at the time of termination during the term of his employment, or in the event of a termination of employment for any reason whatsoever for a period of two (2) years thereafter.

    For the purposes of this section 5, the term "Company" shall also mean any subsidiaries, any other affiliates or its parent company.

6.  CONFIDENTIALITY AND TRADE SECRETS

6.1 KNOW-HOW AND INTELLECTUAL PROPERTY

    It is understood that the Company has developed or acquired and will continue to develop or acquire certain products, technology, unique or special methods, manufacturing and assembly processes and techniques, trade secrets, written marketing plans and customer arrangements, and other proprietary rights and confidential information which are not in the public domain, and shall during the Employment Term continue to develop, compile and acquire said items (all hereinafter collectively referred to as the "Company's Property"). It is expected that Ayalon will gain knowledge of and utilize the Company's Property during the course and scope of his employment with the Company, and will be in a position of trust with respect to the Company's Property.

6.2 COMPANY'S PROPERTY

    It is hereby stipulated and agreed that the Company's Property shall remain the Company's sole property. It is further stipulated and agreed by the parties, as a material inducement for the Company having entered into this Agreement and remaining a party hereto (subject to any early termination hereof by the Company), that Ayalon shall be bound by the Confidential Disclosure and Non-Use Agreement appended hereto as APPENDIX A.

    In the event that Ayalon's employment is terminated, for whatever reason, Ayalon agrees not to copy, make known, disclose or use, any of the Company's Property. Without derogating from the Company's rights under the law of torts, Ayalon further agrees not to endeavor or attempt in any way to interfere with or induce a breach of any


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    prior contractual relationship that the Company may have with any employee, customer, contractor, supplier, representative, or distributor for a period of two (2) years from the date of any termination of Ayalon's employment with the Company for any reason whatsoever. Ayalon agrees, upon termination of employment, to deliver to the Company all confidential papers, documents, records, lists and notes (whether prepared by Ayalon or others) comprising or containing the Company's Property, without retaining any copies thereof, and any other property of the Company.

    It is hereby agreed that a breach of sections 5 and 6 including Appendix A hereto shall be considered as a material breach of this Agreement.

    For the purposes of this section 6, the term "Company" shall also mean any subsidiaries, any other affiliates or its parent company.

7.  TERMINATION

7.1 GENERAL

    Either party may terminate this agreement, without cause, upon six (6) months' advance written notice to the other party.

7.2 TERMINATION FOR CAUSE

    The Company may immediately terminate Ayalon's employment at any time for Cause. Termination for Cause shall be effective from the receipt of written notice thereof to Ayalon. "Cause" shall be deemed to include: (i) material neglect of his duties or a material violation of any of the provisions of this Agreement, which continues after written notice and a reasonable opportunity (not to exceed seven (7) days) in which to cure; (ii) conviction of any felonious offense; (iii) intentionally imparting confidential information relating to the Company or its business to third parties, other than in the course of carrying out his duties hereunder. The Company's exercise of its rights to terminate with Cause shall be without prejudice to any other remedy it may be entitled at law, in equity, or under this Agreement.

8.  EMPLOYEE OPTION PLAN

    Subsequent to the approval of the shareholder's meeting of DSP Group, Inc. which the Company understands will be convened by order of the Board of Directors of DSP Group, Inc. within 30 days from the date of execution of this Agreement and in any event no later than 60 days from the date of execution of this Agreement and subject to the terms and conditions to the DSP Group Inc.'s Employee Option Plan for employees of the Company, Ayalon shall be entitled to receive up to 120,000 shares of the Common Stock of DSP Group Inc. The vesting schedule of said options shall be as follows:
    30,000 of the shares will vest at the end of the first year from the date of grant of said options and the number of shares equal to 1/36 of 90,000 shares will vest at the end of each full month of continued employment with the Company thereafter. The exercise price shall be deicded by the Company's Board of Directors on the date of the grant of said options.


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9.  CORPORATE OPPORTUNITIES

    In the event that during the Employment Term, any business opportunity related to the Company's business shall come to Ayalon's knowledge, Ayalon shall promptly notify the Company's Board of Directors of such opportunity. Ayalon shall not appropriate for himself or for any other person other than the Company, any such opportunity, except with the express written consent of the Board of Directors, in advance. Ayalon's duty to notify the Company and to refrain from appropriating all such opportunities shall neither be limited by, nor shall such duty limit, the application of the general law of Israel relating to the fiduciary duties of an agent or employee.

10. RESERVE DUTY

    Immediately upon receipt of a notice of reserve duty, Ayalon shall report such notice to the Company's Board of Directors. Upon Ayalon's return from reserve duty, Ayalon shall deliver to the Company appropriate confirmation of reserve duty served from his military unit, against which the Company shall pay Ayalon his regular compensation package with respect to the period served.

11. MISCELLANEOUS

11.1 ENTIRE AGREEMENT

    This Agreement constitutes the entire agreement and understanding between the parties with respect to the subject matters herein, and supersedes and replaces any prior agreements and understandings, whether oral or written between them with respect to such matters. The provisions of this Agreement may be waived, altered, amended or repealed in whole or in part only upon the written consent of both parties to this Agreement.

11.2 NO IMPLIED WAIVERS

    The failure of either party at any time to require performance by the other party of any provision hereof shall not affect in any way the right to require such performance at any time thereafter, nor shall the waiver by either party of a breach of any provision hereof be taken or held to be a waiver of any subsequent breach of the same provision or any other provision.

11.3 PERSONAL SERVICES

    It is understood that the services to be performed by Ayalon hereunder are personal in nature and the obligations to perform such services and the conditions and covenants of this Agreement cannot be assigned by Ayalon. Subject to the foregoing, and except as otherwise provided herein, this Agreement shall inure to the benefit of and bind the successors and assigns of the Company.

11.4 SEVERABILITY

    If for any reason any provision of this Agreement shall be determined to be invalid or inoperative, the validity and effect of the other provisions hereof shall not be affected


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    thereby, provided that no such severability shall be effective if it causes a material detriment to any party.

11.5 APPLICABLE LAW

    This Agreement shall be governed by and construed in accordance with the laws of the State of Israel.

11.6 NOTICES

    All notices, requests, demands, instructions or other communications required or permitted to be given under this Agreement or related to it shall be in writing and shall be deemed to have been duly given upon delivery, if delivered personally, or if given by prepaid telegram, or mailed first-class postage prepaid, registered or certified mail, return receipt requested, shall be deemed to have been given three (3) days after such delivery, if addressed to the other party at the addresses as set forth on the signature page below. Either party hereto may change the address to which such communications are to be directed by giving written notice to the other party hereto of such change in the manner above provided.

11.7 MERGER, TRANSFER OF ASSETS, OR DISSOLUTION OF THE COMPANY

    This Agreement shall not be terminated by any dissolution of the Company resulting from either merger or consolidation in which the Company is not the consolidated or surviving Company or a transfer of all or substantially all of the assets of the Company. In such event, the rights, benefits and obligations herein shall automatically be assigned to the surviving or resulting company or to the transferee of the assets.

11.8 NO CONFLICTING AGREEMENTS

    Ayalon declares that he is not bound by any agreement, understanding or arrangement according to which the execution of and compliance with this Agreement may constitute a breach or default.




IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.





DSP Semiconductors Ltd.

By: /s/ Igal Kohavi                              /s/ Eli Ayalon
   -------------------------                     -----------------------------
       Igal Kohavi                               Eli Ayalon
Title: Chairman of the Board                     Israeli I.D. No
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